Vitran President & CEO Rick Gaetz Named Transportation Person of the Year by NTW Ontario Committee

TORONTO, Jun 09, 2005 (BUSINESS WIRE) — Prestigious Awards Given in Conjunction with Canada’s National Transportation Week

Vitran Corporation Inc. (TSX:VTN)(NASDAQ:VTNC), a North American transportation and logistics firm, today announced that President & CEO Richard Gaetz has been honored with the Al Palladini Transportation Person of the Year Award, given annually by the National Transportation Week (NTW) Ontario Committee.
The Transportation Person of the Year Award recognizes an individual in the transportation sector who has assumed a leadership role during his/her career, which has advanced his/her company or the field of transportation. Each year, Canadians observe National Transportation Week in recognition of the hundreds of thousands of men and women who keep Canada moving safely, efficiently and reliably. During National Transportation Week, representatives from various Ontario-based transportation organizations hold an awards breakfast to recognize people from the industry for their outstanding contributions. This year’s 36th Annual Awards Breakfast was presented by the Ontario Minister of Transportation on Wednesday, June 8, 2005.

“During his 15-year tenure at Vitran, including the last three years as President & CEO, Rick Gaetz has positioned Vitran as one of Canada’s premier transportation firms, with estimated annual revenues in excess of $400 million,” stated Rebecka Torn, Chair of the National Transportation Week Ontario Committee. “Under his leadership, Vitran has seen phenomenal growth through operational excellence and acquisitions. A 25-year transportation industry veteran, Rick continues to lead Vitran to new heights and has been the recipient of numerous awards, including the National Post Business magazine’s ‘Canada’s Top Performing CEO.’ We are pleased to recognize his stellar contributions with this award.”

Commenting on his award, Vitran President & CEO Rick Gaetz stated, “It’s an honor to be acknowledged by my industry peers, as I have dedicated my professional career to transportation. I am immensely proud of all we have accomplished at Vitran to date, including our seventh acquisition, announced last week. Chris Truck Line expands our geographic footprint into the Midwestern and Southwestern U.S., and I think it speaks volumes to the hard work and dedication of the entire Vitran team in North America.”
For additional information on National Transportation Week and the awards ceremony, please visit the Ontario Trucking Association website at www.ontruck.org.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC)(TSX:VTN), visit the website at www.vitran.com.
Statements in the press release regarding management’s future expectation, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans” “intends”, “will”, “should”, “expects”, “projects”, and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual result, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company’s public disclosure documents or other filings with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
SOURCE: Vitran Corporation Inc.
Vitran Corporation Inc.
Richard Gaetz, President/CEO
Sean Washchuk, VP Finance/CFO
(416) 596-7664
www.vitran.com
OR
Jaffoni & Collins Incorporated
Robert Rinderman
Purdy Tran
(212) 835-8500
VTNC@jcir.com